UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 6, 2014

Masco Corporation

(Exact name of Registrant as Specified in Charter)

Delaware	1-5794	38-1794485
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21001 Van Born Road, Taylor, Michigan	48180
(Address of Principal Executive Offices)	(Zip Code)

(313) 274-7400

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2014, Masco Corporation (the “Company”) announced that Mr. Timothy Wadhams is retiring from his position as the Company’s President and Chief Executive Officer effective February 14, 2014. The Board of Directors has elected Keith J. Allman, 51, as President and Chief Executive Officer of the Company and as a Class II Director, effective February 14, 2014. Mr. Allman has been employed with the Company since 1998.

There are no understandings or arrangements between Mr. Allman and any other person pursuant to which he was selected as an officer or director. There are and have been no transactions since the beginning of the Company’s last fiscal year or currently proposed, regarding Mr. Allman that are required to be disclosed by Item 404(a) of Regulation S-K. Mr. Allman’s compensation package in connection with his election is yet to be determined and will be described in an amendment to this Form 8-K.

A copy of the January 8, 2014 press release announcing the leadership transition is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99	Press release dated January 8, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MASCO CORPORATION

By:	/s/ John G. Sznewajs
Name:	John G. Sznewajs
Title:	Vice President, Treasurer and Chief Financial Officer

January 8, 2014

EXHIBIT INDEX

99	Press release dated January 8, 2014.